NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Longueuil, Québec, April 1st, 2004

                    NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Cambior Inc. (the "Company") will be held in the Mont-Royal room of the Hilton Bonaventure Hotel, 1, Place Bonaventure, 900 de la Gauchetière Street West, Montreal, Québec, on Wednesday, May 12, 2004 at 11:00 A.M. (local time) (the "Meeting") for the following purposes:

1. to receive the report of the directors and the audited financial statements of the Company for the fiscal year ended December 31, 2003 and the auditors' report thereon;

2. to elect directors;

3. to appoint auditors and authorize the Audit Committee of the Board of Directors to fix their remuneration; and

4. to transact such other business as may properly be brought before the Meeting or at any adjournment thereof.

                    The Information Circular and the Form of Proxy prepared in respect of the Meeting accompany this notice.

              BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                                             Lucie Desjardins
                                                                                                                            Corporate Secretary

If you are unable to attend the Meeting in person, please complete, date and sign the enclosed Form of Proxy and return it in the envelope provided for that purpose.

INFORMATION CIRCULAR

        This Information Circular is provided in connection with the solicitation of proxies by the management of Cambior Inc. (the "Company") for use at the Annual General Meeting of Shareholders of the Company to be held in Montreal, Québec, on Wednesday, May 12, 2004, at 11:00 A.M. (local time)(the "Meeting") and for any adjournment thereof.

Unless otherwise indicated, all dollar amounts in this Information Circular are expressed in Canadian dollars.

Voting Information

How Are Proxies Solicitated?

        Proxies are solicited primarily by mail. However, proxies may also be solicited by directors, senior officers, employees or agents of the Company, personally, in writing, by telephone or by telecopier. The Company will bear all costs and expenses of solicitation. In addition, upon demand, the Company will reimburse brokers and other persons holding Common Shares as nominees for their reasonable expenses in forwarding proxies and accompanying material to beneficial owners of the Company's Common Shares.

What Will I Be Voting On?

        You will be voting on the election of directors of the Company and the appointment of Raymond Chabot Grant Thornton, Chartered Accountants, general partnership, as auditors of the Company.

How Will These Matters Be Decided At The Meeting?

A simple majority of the votes cast, by proxy or in person, will constitute approval of each of the matters appearing on the Notice of Meeting and specified in this Information Circular.

How Many Votes Do I Have?

        You will be entitled to exercise one vote for every Common Share of the Company you own at the close of business on March 26, 2004, the record date for the Meeting.

        To vote Common Shares you acquired subsequent to the record date, you must, not later than ten days before the date of the Meeting, request that the Company add your name to the shareholders' list and produce properly endorsed share certificates, or otherwise establish that you own the shares.

How Do I Vote?

        If you are entitled to vote and your shares are registered in you name, you can vote your shares in person at the Meeting or by proxy, as explained below.

        If your shares are held in the name of a securities broker, a trust company or another intermediary, please see the instructions below under the headings "How can a non-registered shareholder vote?" and "How can a non-registered shareholder vote in person at the Meeting?".

What If I Plan To Attend The Meeting And Vote In Person?

        If your Common Shares are registered in your name and you plan to attend the Meeting on May 12, 2004 and wish to vote your shares in person at the Meeting, do not complete or return the Form of Proxy. Your vote will be taken and counted at the meeting. Please register with the Transfer Agent and Registrar of the Company, CIBC Mellon Trust Company, upon arrival at the Meeting.

        If your Common Shares are not registered in your name, please refer to the instructions under the heading "How Can A Non-Registered Shareholder Vote In Person At The Meeting?".

How Can I Vote By Proxy?

        Whether or not you attend the Meeting, you may appoint someone else to vote for you as your proxyholder. You may use the enclosed Form of Proxy, or any other appropriate form of proxy, to appoint your proxyholder. The persons named in the enclosed Form of Proxy are directors or officers of the
Company. However, you can choose another person to be your proxyholder, including someone who is not a shareholder of the Company. You may do so by striking out the names printed on the Form of Proxy and inserting another person's name in the blank space provided, or by completing another proper form of proxy. In order to be valid, the Form of Proxy must be delivered to CIBC Mellon Trust Company, attention Proxy Unit, at its Montreal office, at 2001, University Street, 16th Floor, Montreal, Québec, H3A 2A6, or mailed to its Toronto office, at 200 Queen's Quay East, Unit 6,
Toronto, Ontario, M5A 4K9, or sent to it by facsimile at (416) 368-2502 no later than 5:00 P.M. on May 10, 2004. Proxyholders must register with the Transfer Agent upon arrival at the Meeting.

How Will My Proxy Be Voted?

        The persons named as proxies in the enclosed Form of Proxy will vote for or against, or withhold from voting your Common Shares, in accordance with your instructions on the Form of Proxy. In the absence of such instructions, they will vote your shares IN FAVOUR of all the matters identified in the attached Notice of Meeting.

What If There Are Amendments Or If Other Matters Are Brought Before The Meeting?

        The enclosed Form of Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and to other matters which may properly come before the Meeting. At the time of printing this Information Circular, the management of the Company knows of no such amendment, variation or other matter expected to come before the Meeting other than the matters referred to in the Notice of Meeting.

What If I Change My Mind And Want To Revoke My Proxy?

        You may revoke your proxy at any time, to the extent that it has not yet been exercised, by written notice signed by you or your attorney duly authorized in writing or, if the shares are held by a company, the notice must be under corporate seal and signed by an officer or a duly authorized attorney of said company. Such instrument must be delivered at the office of the Company located at 1111 St.Charles Street West, East Tower, Suite 750, Longueuil, Québec, J4K 5G4, or to CIBC Mellon Trust Company, at one of its above indicated address, by no later than 5:00 P.M. on May 10, 2004. Your proxy may also be revoked by giving notice thereof to the chairman of the Meeting on the date of the Meeting or of any adjournment thereof or in any other manner permitted by law.

Who Counts The Votes Cast By Proxy?

Proxies are counted by CIBC Mellon Trust Company, the Transfer Agent of the Company.

How Can A Non-Registered Shareholder Vote?

        If your Common Shares are not registered in your name, they are held in the name of an intermediary, which is usually a securities broker, a trust company or other financial institution, or in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the intermediary is a participant. The Company has distributed the Meeting materials to the intermediaries which are required to forward the Meeting materials to non-registered holders unless the non-registered holders have waived the right to receive them. Intermediaries very often call on service companies to forward the Meeting materials to non-registered holders. By forwarding to you the Meeting materials, your intermediary is seeking your instructions as to how to vote your shares. Each intermediary has its own signing and return instructions, which you should follow carefully to ensure your shares are voted. If you are a non-registered shareholder who provided instructions as to how your vote should be exercised and want to change your mind, kindly contact your intermediary to discuss which procedure to follow.

How Can A Non-Registered Shareholder Vote In Person At The Meeting?

        Since the Company does not have access to the names of its non-registered shareholders, if you attend the Meeting, the Company will have no record of your shareholdings or of your entitlement to vote, unless your intermediary has appointed you as proxyholder. Therefore, if you are a non-registered shareholder and wish to attend the Meeting and vote in person (or have another person attend and vote on your behalf), you should strike out the names of the persons named in the Form of Proxy sent to you by your intermediary and insert your own (or such other person's) name in the blank space provided or, in the case of a voting instruction form provided by your intermediary, follow the directions indicated on that latter form. By doing so, you are instructing your intermediary to appoint you (or such other person) as proxyholder. Then, follow the signing and return instructions provided by your intermediary. Do not otherwise complete the form, as you will be voting at the Meeting. Please register with the Transfer Agent upon arrival at the Meeting.

How Many Shares Are Eligible To Vote?

        On March 25, 2004, the Company had 241,071,131 Common Shares outstanding, such shares being the only voting securities in the share capital of the Company. Each Common Share confers upon its holder the right to one vote. The Board of Directors of the Company fixed the close of business on March 26, 2004 as the record date for determining which shareholders shall be entitled to receive notice of the Meeting, but failure to receive such notice does not deprive a shareholder of his right to vote at the Meeting.

        To the knowledge of the directors and officers of the Company, as of March 25, 2004 no one person or entity beneficially owned, directly or indirectly, or exercised control or direction over more than 10% of the outstanding Common Shares of the Company.

Change Of Address?

        If your Common Shares are registered in your name, please advise CIBC Mellon Trust Company, Stock Transfer Service, of any change of address either by mail, at one of its above mentioned address, or through its website at www.cibcmellon.com by selecting "Trust Company Services", "Investor Services" "Forms/Materials Request" and finally, "Change mailing address".

Questions?

        Should you have any questions regarding voting and proxies, you may contact CIBC Mellon Trust Company by telephone at 1-800-387-0825, by e-mail at the following address: inquiries@cibcmellon.com, or through the web at the following address: www.cibcmellon.com/investorinquiry.

Delivery of Financial Statements and MD&A

        If you wish to receive a copy of the Company's annual financial statements and the related management's discussion and analysis ("MD&A"), or its interim financial statements and related MD&As, or both, please fill out and return the Financial Statements Request Form accompanying this Information Circular.

        The Company will deliver a copy of its annual and interim financial statements and related MD&As only to those shareholders who requested them. As a result, failure to return the Financial Statements Request Form, or to otherwise specifically request a copy of the financial statements, will override a shareholder's previous instructions in respect of the delivery of financial statements.

        The Company's financial statements and related MD&As are posted on its website at www.cambior.com.

Election of Directors

        The By-laws of the Company provide that the Board of Directors of the Company consist of not less than seven persons and not more than 15 persons. The Board of Directors of the Company currently consists of nine members. At the Meeting, the eight persons named hereunder will be proposed for election as directors of the Company. Except where authority to vote in favour of the election of directors is withheld, the nominees named in the accompanying Form of Proxy will vote the shares represented by such proxy IN FAVOUR of the election of the eight persons named hereunder. The management of the Company does not contemplate that any of such persons will be unable or, for any reason, will become unwilling to serve as a director, but if that should occur, for any reason, prior to the election, the nominees named in the accompanying Form of Proxy reserve the right, subject to applicable law, to vote for another candidate in their discretion. Each director shall, unless he resigns or his office becomes vacant for any reason, hold office until the close of the next annual meeting of shareholders or until his successor is elected or appointed.

			Numbers of
			Common Shares
			Over Which Control
Name and Municipality		Director	was Exercised as at
of Residence	Principal Occupation	since	March 29, 2004

ALEXANDER G.	Corporate Director	1997	16,412
BALOGH (1) (3)
Oakville, Ontario

GUY G. DUFRESNE (1)(2)	President and Chief Executive Officer	1995	30,000
Outremont, Québec	Québec Cartier Mining Company
	(iron ore extraction and manufacturing
	company)

Numbers of
Common Shares
Over Which Control
Name and Municipality		Director	was Exercised as at
of Residence	Principal Occupation	since	March 29, 2004

GRAHAM	President	1993	52,002
FARQUHARSON	Strathcona Mineral Services Limited
(1)(3)	(mining consultant and project
Toronto, Ontario	management firm)

MICHEL GAUCHER (2)(3)	Chairman of the Board	1988	41,412
Montreal, Québec	Dynamis Group, Inc.
(cogeneration and recycling projects
construction and management firm)

LOUIS P. GIGNAC	President and Chief Executive Officer	1986	419,258
Brossard, Québec	Cambior Inc.

JOHN W.W. HICK (2)	President and Chief Executive Officer	2000	20,000
Toronto, Ontario	Defiance Mining Corporation
(mining company)

ROBERT NORMAND (2)	Corporate Director	2000	33,000
Rosemère, Québec

KAZUO SHUTO	Director	---	10,000(4)
Tokyo, Japan	Jipangu Inc.
(gold investment private company)

(1)	Member of the Corporate Governance and Human Resources Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Safety and Sustainability Committee.
(4)	Jipangu Inc. controls an aggregate of 23,000,000 Common Shares.

        Each nominee has supplied the information concerning the number of Common Shares over which he exercises control or direction.

All of the nominees whose names are hereinabove mentioned have previously been elected directors of the Company at a shareholders' meeting for which an information circular was issued. Mr. Shuto was first elected as director of the Company in May of 2003. At such time, he was a designated nominee of Jipangu Inc., which exercised control over 26.1% of the Company's then total issued and outstanding Common Shares. Mr. Shuto resigned as a result of Jipangu's decreased share holding in the Company in December 2003.

Executive Compensation

        The following table presents, for the periods indicated, the compensation of the President and Chief Executive Officer and of the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 2003 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation (3)
				Other Annual
				Compensation	Securities Under	All Other
		Salary	Bonus(1)	(2)	Options Granted	Compensation
Name and Principal Position	Year	($)	($)	($)	(no. of shares)	($)
Louis P. Gignac	2003	362,600	200,000	Nil	185,000	Nil
President and Chief Executive	2002	330,000	160,000	Nil	200,000	Nil
Officer	2001	306,700	150,000	Nil	200,000	Nil
Robert Ménard	2003	273,100	116,000	Nil	35,000	Nil
Vice President, Projects and	2002	213,000	64,500	9	40,000	Nil
Construction	2001	207,000	56,000	331	50,000	Nil
Raynald Vézina	2003	272,200	110,000	Nil	65,000	Nil
Senior Vice President, Canada	2002	262,700	32,000	Nil	70,000	Nil
	2001	255,400	98,000	Nil	80,000	Nil
Réjean Gourde (4)	2003	267,920	90,000	41,806	65,000	Nil
Senior Vice President, Guiana	2002	277,200	121,111	49,240	70,000	Nil
Shield	2001	267,100	119,885	49,847	80,000	Nil
Bryan A. Coates (5)	2003	249,000	95,000	1,807	65,000	Nil
Vice President, Finance and Chief	2002	234,000	104,000	2,062	70,000	Nil
Financial Officer	2001	109,700	36,200	1,293	120,000	Nil
(1)	Bonuses are declared and paid in cash during the year following the year in which they were earned. The amounts shown are reported in the year earned.
(2)	The amount shown for Mr. Gourde is for a housing allowance to reflect his international employment status. The amount shown for Mr. Coates reflects the taxable benefit in connection with an interest free relocation loan. The amount remaining on the loan was reimbursed in whole during the 2003 fiscal year, in advance of its term. Named Executive Officers are entitled to the use of a Company-leased automobile, and other perquisites. The value of such perquisites is no greater than the lesser of 10% of the total annual compensation (base salary and bonus) and $50,000.
(3)	There are no long-term compensation programs other than the grant of options.
(4)	All salaries are expressed in Canadian dollars. Mr. Gourde's compensation is in U.S. dollars and, except as otherwise indicated, is converted at the exchange rates applicable at the time it was allocated; all other amounts are converted at a rate of
1.5489 (2001), 1.5593 (2002) and 1.3128 (2003). As of April 1st, 2003, Mr. Réjean Gourde benefits from a guaranteed conversion rate of 1.5000.
(5)	Mr. Coates' employment with the Company commenced on July 16, 2001.

OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

				Market Value of
	Securities			Securities
	Under Options	% of Total Options	Exercise	Underlying Options
	Granted	Granted to	Price (1)	on the Date of Grant	Expiration
Name	(no. of shares)	Employees in 2003	($/Security)	($/Security)	Date
Louis P. Gignac	185,000	14.2%	$1.95	$1.95	May 8, 2010
Robert Ménard	35,000	2.7%	$1.95	$1.95	May 8, 2010
Raynald Vézina	65,000	5.0%	$1.95	$1.95	May 8, 2010
Réjean Gourde	65,000	5.0%	$1.95	$1.95	May 8, 2010
Bryan A. Coates	65,000	5.0%	$1.95	$1.95	May 8, 2010
(1)	The exercise price is equal to the average of the closing prices of a Common Share of the Company on the Toronto Stock
Exchange for the five business-day period immediately preceding the date of grant.

        Options granted in 2003 under the terms of the long term incentive plan are for Common Shares, have a term of seven years and become exercisable, as to 50%, two years after the date of grant and, as to the remaining 50%, three years after the date of grant. Reference is made to the disclosure under the heading "Corporate Governance and Human Resources Committee - Report on Executive Compensation - Long Term Incentive Plan" for the details of the Company's Stock Option Plan.

AGGREGATED OPTIONS EXERCISED DURING THE MOST RECENTLY
COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION VALUES

					Value of Unexercised in-the-
	Securities	Aggregate	Unexercised Options at Financial		Money Options at Financial
	Acquired on	Value	Year-End		Year-End
Name	Exercise	Realized	(no. of shares)		($)
	(no. of shares)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Louis P. Gignac	Nil	Nil	537,000	485,000	650,400	1,083,400
Robert Ménard	Nil	Nil	176,000	100,000	177,720	230,000
Raynald Vézina	19,000	75,620	234,000	175,000	194,040	397,100
Réjean Gourde	Nil	Nil	253,000	175,000	260,160	397,100
Bryan A. Coates	Nil	Nil	60,000	195,000	204,000	329,300

The market value of a Common Share of the Company was $3.99 at December 31, 2003.

Retirement Benefits

        Officers and senior management of the Company, specifically designated by the Board of Directors, participate in a non-contributory defined benefits registered pension plan. This pension plan is managed by a retirement committee composed of representatives of the Company and the participants, and an independent third party.

        Pension benefits are calculated and accrued on the basis of 1.75% multiplied by years of pensionable service multiplied by the average of the highest three years base salary earned during the six years prior to retirement. The registered pension plan provides benefits up to the limits prescribed by Revenue Canada. Normal retirement age is 65. There is no reduction in the amounts paid under the plan to reflect the value of statutory retirement income benefits. Participants may choose to contribute to this registered pension plan and in return receive incidental benefits, subject to the maximum prescribed by Revenue Canada, which is established on an individual basis for each interested participant by the Company's actuaries.

        Members of the senior management of the Company specifically designated by the Board of Directors, including the Named Executive Officers, participate in a non-contributory supplementary executive retirement plan (the "SERP"). The intent of the SERP is to provide a pension that is equal to that which would otherwise be received if the registered pension plan reflected the full amount of base salary.

        Benefits accrue under the combined terms of the registered pension plan and the SERP. The total pension payable under the terms of the registered pension plan and the SERP is limited to a maximum of 70% of pensionable earnings.

        The registered pension plan is funded in accordance with applicable laws. Contributions are assessed by the Board of Directors on a yearly basis in light of the Company's then financial position and other factors deemed relevant by the Board of Directors. The Board has discretion to elect to contribute or not in respect of any particular year. However, the Company is obliged by applicable laws to begin funding over a period of three years its obligations under the terms of the SERP when each participant reaches the age of 68, or immediately if there is a change of control of the Company.

PENSION PLAN TABLE
ESTIMATED TOTAL ANNUAL BENEFIT ON RETIREMENT

	Years of Service
Remuneration($)	15	20	25	30	35
125,000	32,812	43,750	54,687	65,625	76,562
150,000	39,375	52,500	65,625	78,750	91,875
175,000	45,937	61,250	76 ,562	91,875	107,187
200,000	52,500	70,000	87,500	105,000	122,500
225,000	59,062	78,750	98,437	118,125	137,812
250,000	65,625	87,500	109,375	131,250	153,125
300,000	78,750	105,000	131,250	157,500	183,750
350,000	91,875	122,500	153,125	183,750	214,375
400,000	105,000	140,000	175,000	210,000	245,000
450,000	118,125	157,500	196,875	236,250	275,625

The normal form of pension is a benefit payable for life, with 60% continuing to the surviving spouse. Pension benefits may be taken in other forms subject to actuarial adjustment. As of December 31, 2003, complete years of service credited to each Named Executive Officer under the terms of the plans were:

Years of Pensionable Service
	Registered Plan	SERP (1)
Louis P. Gignac	17 years and 7 months	23 years and 7 months (2)
Robert Ménard	9 years and 10 months	9 years and 10 months
Raynald Vézina	15 years and 4 months	20 years and 4 months (3)
Réjean Gourde	16 years	17 years (4)
Bryan A. Coates	2 years and 5 months	4 years and 5 months (3)

(1)    As of January 1st, 1996, all beneficiaries of the SERP are credited with one additional year of service per year until both plans reflect the same number of years of service.
(2)    Mr. Louis P. Gignac has a special retirement income arrangement wherein, for each two years of service since January 1st, 1991, he is credited with three years of pensionable   service in the SERP.
(3)    Mr. Raynald Vézina has a special retirement income arrangement wherein, for each year of service completed since January 1st, 1995, he is credited with one additional year of pensionable service in the SERP, subject to a maximum of five additional years of service. Mr. Bryan A. Coates benefits from the same arrangement as from his hiring date, July 2001.
(4)    Mr. Réjean Gourde has a special retirement income arrangement wherein, for each year of service completed since January 1st, 2003, he is credited with one additional year of pensionable service in the SERP, subject to a maximum of three additional years of service.

Employment Agreements

The senior officers of the Company, including Named Executive Officers, benefit from certain protection measures in the event of a change of control of the Company. Upon termination of employment subsequent to a change of control and for any reason other than death or for cause, each Named Executive Officer shall be entitled to: a) a severance payment equal to a certain number of months of base salary; b) the accelerated vesting of 100% of the stock options granted whether or not exercisable on such date; c) the immediate purchase of 100% of the shares acquired by the Company for the employee through the share purchase plan, but not yet available to the employee at such date; d) the credit of years of service for the purposes of the registered pension plan and of the SERP for a period equal to the lesser of i) the period covered by the severance payment and ii) the period covered between the date of termination and the date of the normal retirement age (65 years); e) the maintenance of fringe benefits for the period set forth above in d), including life insurance but excluding short and long-term disability insurance; and f) certain other benefits of less importance. The severance payment of the President and Chief Executive Officer and of the other Named Executive Officers shall be equal to 24 months of their base salary. When calculating severance amounts, no period should exceed the period covered between the date of termination of employment and the date of the normal retirement age (65 years).

        The benefits described above also apply upon termination of employment by the senior officer in response to an improper change such as a substantial change in responsibilities or status subsequent to a change of control.

Corporate Governance and Human Resources Committee -
Report on Executive Compensation

        The Corporate Governance and Human Resources Committee of the Board of Directors (the "Committee") oversees compensation and career development for officers and senior managers of the Company. The Committee is composed of four members of the Board of Directors who are neither employees nor former employees of the Company. All members of the Committee are independent of management. The Committee held three meetings in 2003.

        The Committee makes recommendations to the Board of Directors on all aspects of the compensation payable to the President and Chief Executive Officer and the other officers. The President and Chief Executive Officer may attend committee meetings to provide advice and recommendations regarding issues of concern to the Committee, including compensation of Named Executive Officers. However, the President and Chief Executive Officer is not entitled to vote on any matter brought before the Committee and must not be present during discussion of his own compensation.

The Committee also reviews, for approval by the Board, the design and competitiveness of the Company's executive compensation program.

Executive Compensation Strategy

        The Committee fosters the development of executive compensation plans that are designed to accomplish the following objectives:

   attract to the Company superior managers who have already proven their ability, insight and judgment;

   retain the services of such managers throughout successive business cycles typically experienced by resource-based companies;

   encourage managers to link their personal interests to those of the shareholders of the Company; and

   motivate managers to attend to the critical issues of operations which are vital to the ongoing success of the Company.

        The Company uses independent compensation consultants to assess its executive compensation policy relative to the marketplace, and participates and subscribes to various surveys on executive compensation. The Company also collects information about other corporations of similar size within the mining industry.

        The Committee is committed to the concept of executive compensation being related to corporate performance, but also believes that compensation should reflect financial, operational, developmental and other results achieved by the Company that contribute to increasing its value. Further, compensation design must recognize cyclical factors which are relevant to the mining industry segment generally.

        Finally, employees based in foreign countries must be compensated competitively with standards prevailing within the international mining community. Advice and counsel is sought regularly from various sources, including independent consultants, on competitive levels of compensation for expatriate employees in the various locations where the Company does business.

        Compensation for all senior officers, including the Named Executive Officers, consists of four components: a base salary, a cash-based annual incentive, a long-term incentive and employee benefits. As a senior officer's level of responsibilities increases, a greater portion of total compensation is based on performance. The level of achievement of the objectives set in respect of each performance criteria has a direct impact on cash-based annual incentive and the long-term incentive of each said senior officer, thereby establishing a direct link between senior executive compensation and the Company's performance.

Base Salary

        The Company policy is to set the base salary at a level comparable to the median base salaries offered by a reference group consisting of Canadian mining companies (the "Reference Group") for senior officers occupying positions of similar importance, scope and complexity to those at the Company. Current salaries are generally equivalent to the targeted competitive positions. The base salaries of senior officers reflect their responsibilities, experience and specific competencies.

Annual Incentive

        The Company provides annual incentive compensation to officers, including the Named Executive Officers, and managers under the terms of its Bonus Incentive Plan. This Plan provides for cash bonuses based on corporate, divisional and individual performance. Part of the annual incentive amount payable to each executive is based upon achievement of individual targets or objectives, such as measurement of cash flow generation, capital expenditures, business development, safety and mineral reserves. Each performance measure is weighted relative to its significance to the activities managed by the individual, and threshold, target and superior levels of performance are defined.

        The balance of incentive compensation rewards other significant contributions or achievements that relate directly to the areas of operations for which the individual is responsible. The size of any given award depends on performance related to previously stated objectives and upon documented evaluation by the Committee of the nature of such contributions and their impact upon corporate performance or the enhancement of its asset value.

        The Committee is committed to tying executive compensation to both individual performance and corporate results. Thus, in a given year, the Company's executive team members may be paid a higher or lower bonus, depending upon the degree to which objectives established at the beginning of each fiscal year have been attained or surpassed.

Long Term Incentive Plan

        A long term incentive plan grants stock options to key employees, including Named Executive Officers, and directors of the Company. This component of compensation is intended to retain the services of valued employees, motivate them to take actions that enhance shareholder value and align their interests with those of the shareholders.

        The Board of Directors, upon recommendation from the Committee, manages the stock option plan with full authority and considers option grants annually. The number of options granted each year is recommended by the President and Chief Executive Officer to the Committee, other than for himself, based on his assessment of the performance or contribution of each individual, and the Committee in turn makes recommendations to the Board. The Board may take into consideration the number and term of options previously granted when making the decision to grant additional options. Options expire after seven years and are not exercisable during the first two years following their granting; thereafter, as from the second anniversary of their granting, they become exercisable up to a proportion of 50% of the number granted, and they become exercisable in full (100%) three years after their granting.

        The maximum number of Common Shares that may be issued pursuant to the exercise of options shall not exceed, subject to any adjustments in the event of amendments to the share capital of the Company affecting said Common Shares, 9,000,000 Common Shares, or any greater number determined by the Board of Directors and approved by the majority of the holders of Common Shares present and voting in person or by proxy at a shareholders' meeting.

        The subscription price for each Common Share covered by an option shall be equal to the average of the closing prices of a Common Share of the Company on the Toronto Stock Exchange for the five business-day period immediately preceding the option granting date.

Employee Benefits

        Management and the Board believe that the Company's employee benefits and pension plan are comparable, on the whole, to those offered by the Reference Group.

President and Chief Executive Officer's Compensation

        The same compensation plans are available to the President and Chief Executive Officer as apply to other executive officers, including the Named Executive Officers; the Committee adjusts his compensation package using the same criteria as apply to the rest of the group.

        The members of the Committee were, for the fiscal year ended December 31, 2003:

Graham Farquharson, Chairman
Alexander G. Balogh
Guy G. Dufresne
Jonathan C. Goodman

Compensation of Directors

        Directors' compensation is paid to outside directors only. On February 18, 2004, the Board modified, upon recommendation from the Corporate Governance and Human Resources Committee, the compensation paid to directors as follows:

	2003	2004
	$	$

Annual Retainer:	12,000	15,000
Board fee per meeting:	1,100	1,200
Committee fee per meeting:	1,100	1,200
Additional Annual Chair Retainer:
Board of directors:	15,000	20,000
Audit Committee:	4,000	6,000
Corporate Governance and Human
Resources Committee:	4,000	4,000
Safety and Sustainability Committee:	2,000	4,000

        For any Board or committee meeting held via a telephone conference, the attendance fee is one-half the normal fee. Travel and other expenses incurred by directors to attend Board and committee meetings are also reimbursed.

        The Company's Stock Option Plan, adopted at the Annual General and Special Meeting of Shareholders on May 2, 1990 and more fully described under the heading "Corporate Governance and Human Resources Committee - Report on Executive Compensation - Long Term Incentive Plan", allows the granting of stock options to directors of the Company. On April 25, 2002, the Board of Directors approved a policy that provides for the granting to each outside director, on the date of each annual meeting of the shareholders of the Company, of an option to purchase 10,000 Common Shares at the same exercise price as for all employees receiving options of the Company and in accordance with the Company's Stock Option Plan.

Liability Insurance

        The Company subscribes to insurance policies with respect to directors' and officers' liability covering directors and officers of the Company and its subsidiaries as a group. The total amount of insurance for the period from March 24, 2004 to March 24, 2005 is $25,000,000 with a deductible of up to $500,000 for the Company in case of loss. For the current year of coverage, the Company's total premium is $432,000 pursuant to the policies.

Interest of Management and Others in Material Transactions

        Fees in the amount of $23,147 were paid in 2003 to Strathcona Mineral Services Limited, a mining consultant and project management firm of which Mr. Graham Farquharson is President, for an independent review of mineral reserves.

        In 2003, the Company completed a public equity offering by means of a prospectus and a flow-through share private placement, and in connection therewith, the Company paid fees aggregating $625,000 to Dundee Securities Corporation, an investment dealer to which a director of the Company, Mr. Jonathan C. Goodman, is related.

Statement of Corporate Governance Practices

        The rules of the Toronto Stock Exchange ("TSX") require that each listed company disclose on an annual basis its approach to corporate governance with reference to guidelines set out in the TSX Company Manual. The Company's disclosure of its corporate governance practices addressing each of the TSX guidelines is set out in Schedule "A" to this Information Circular.

        These TSX guidelines (which are not mandatory) deal with the composition, mandate and objectives of Boards of Directors and their Committees, the advisability of having a majority of Board members who qualify as "unrelated" directors, the decision-making process of the Board of Directors, the recruiting, guidance and education of new directors, the independence of Board members, the assessment of the performance of the Board of Directors, its members and that of the President and Chief Executive Officer, the size of the Board, the compensation of directors, the Board's expectations of management and measures for dealing with shareholder concerns.

        When used herein, the term "unrelated director" has the meaning ascribed thereto in the TSX guidelines, namely "a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding".

        The Common Shares of the Company are listed on the TSX and the American Stock Exchange ("AMEX"). As a result, the Company is subject to various rules and guidelines regarding corporate governance. The Company's corporate governance practices aim at ensuring the efficient administration of the Company and maximizing shareholders' value.

        In the fall of 2002, the Board of Directors reviewed the Company's governance practices in light of the Sarbanes-Oxley Act of 2002 ("SOX") adopted by the U.S. Congress, the rules and regulations adopted or proposed, as the case may be, by the U.S. Securities and Exchange Commission ("SEC") in connection with SOX, the AMEX corporate governance proposals, the current TSX guidelines and those proposed in April 2002, and the provisions of the securities acts of the Provinces of Québec and Ontario concerning corporate governance. As proposals and new regulatory provisions come into effect, they are reviewed by the Board, through the Corporate Governance and Human Resources Committee, and if necessary or appropriate, the Company's governance practices are modified or supplemented.

        The Company is in compliance with the TSX guidelines, including those regarding "unrelated directors", as well as the rules of SOX and AMEX regarding the independence of directors.

Board of Directors and Committees

The Board of Directors currently consists of nine members. Only one, the President and Chief Executive Officer, is an employee of the Company and is not independent of management. All other members of the Board are independent of management. Any director who is 75 years old at the time of an annual shareholders' meeting of the Company is not eligible for re-election. The mandate of the Board is described in Schedule "A" to this Information Circular. The Board of Directors held 14 meetings in 2003.

        All committees are created by the Board of Directors and report directly to it. There are currently three committees of the Board of Directors. All committee members are appointed by the Board of Directors. The Chairman of a committee is selected by the Board of Directors among the members of the relevant committee. The minutes of all committee meetings as well as the written resolutions passed by a committee are provided to the Board of Directors. A committee may, at the Company's expense, retain the services of such independent advisors as it may deem useful or necessary in carrying out its mandate.

The Audit Committee consists of four directors who are all unrelated and independent. During the year 2003, the Audit Committee was composed of up to five members. This committee's general mandate is more fully described in Schedule "A" to this Information Circular. The Audit Committee held four meetings in 2003. The members of the Audit Committee are:

Robert Normand, Chairman
Guy G. Dufresne
Michel Gaucher
John W.W. Hick.

        The Corporate Governance and Human Resources Committee consists of four directors who are all unrelated and independent. This committee's mandate is more fully described in Schedule "A" to this Information Circular. This committee held three meetings in 2003. The members of this committee are:

Graham Farquharson, Chairman
Alexander G. Balogh
Guy G. Dufresne
Jonathan C. Goodman.

The Safety and Sustainability Committee consists of four directors who are all unrelated and independent. This committee reviews the general policies submitted by the Company's management in connection with occupational health, safety and training, corporate social responsibility and the environment and receives reports on such matters from management. It reviews and evaluates practices, plans and programs related to these three areas. Based on its review, this committee makes recommendations to the Board of Directors. The Safety and Sustainability Committee held three meetings in 2003. The members of this committee are:

Michel Gaucher, Chairman
Alexander G. Balogh
Graham Farquharson
Hiroshi Otsuka.

Directors' Record of Attendance in 2003

Number of meetings attended
Director
	Board	Committees of the Board
Alexander G. Balogh	12 of 14	5 of 5
Guy G. Dufresne	13 of 14	6 of 7
Graham Farquharson	13 of 14	5 of 6
Michel Gaucher	14 of 14	3 of 3
Louis P. Gignac	14 of 14	10 of 10 (1)
Jonathan C. Goodman (2)	7 of 9	1 of 1
John W. W. Hick	14 of 14	4 of 4
Robert Normand (3)	14 of 14	5 of 5
Hiroshi Otsuka	12 of 14	3 of 3

(1)    Since May 9, 2003, Mr. Gignac has not been a member of any committee of the Board of Directors. However, as President and Chief Executive Officer of the Company, he attends all committee meetings at their request.
(2)    Joined the Board of Directors on May 9, 2003.
(3)    Mr. Normand is also a member of the Company's retirement committee, referred to under the heading "Executive Compensation - Retirement Benefits", and attended both retirement committee meetings held in 2003.

Attendance of directors who resigned in 2003 after the 2003 annual shareholders' meeting but have attended meetings in 2003 is as follows:

Director	Number of meetings attended
	Board	Committees of the Board
James Todd Bruce (1)	6 of 6	2 of 2
Kazuo Shuto (1)	9 of 9	2 of 2

(1) Joined the Board of Directors on May 9, 2003.

Board's Expectations of Management

        The Board of Directors expects management to assume responsibility for the stewardship of the Company while staying within authorized business limits and conforming to the strategic plan, operating budget and various corporate policies approved by the Board. The Board of Directors expects to be regularly informed by management of the results obtained, the progress achieved, any business opportunities which may arise and any difficulties encountered. The Board of Directors also expects management to submit for its approval alternative plans and strategies to be implemented based on the economic and market conditions.

        The Company's management must also act with a view to the best interests of the Company for the long-term enhancement of shareholder value.

Ethics

        The Company has an Employee Code of Ethics and has adopted, from time to time, policies and guidelines relating to ethics that apply to all employees and directors of the Company. In addition, the Company has formally adopted a Specific Code of Ethics Governing Financial Reporting Officers which complies with the requirements of SOX. A copy of this code is available on the Company's website at www.cambior.com. A copy may also be requested, free of charge, by communicating with the Company's Manager, Investor Relations at (450) 677-2699 or, toll free in North America, 1-866-554-0554.

Performance Graph

        The following graph compares the cumulative total shareholder return over the last five fiscal years on the Company's Common Shares with the cumulative total return of the S&P/TSX Composite Stock Index and of the S&P/TSX CI Gold Industry Sub-Group Index, each Index as published by the TSX.

        The year-end values of each investment are based on share appreciation plus dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes. Total shareholder returns from each investment can be calculated from the year-end investment values shown in the following graph.

FIVE-YEAR CUMULATIVE TOTAL RETURN
December 31, 1998 -December 31, 2003

                                        Note : Assuming an investment of $100 and reinvestment of dividends, as described in the above paragraph.

Principal Accounting Firm Fees

        Raymond Chabot Grant Thornton, Chartered Accountants, general partnership (« RCGT »), is the Company's principal accounting firm and, as such, provides auditing services and, from time to time, permitted non-auditing services. The Audit Committee of the Board of Directors has adopted a policy to pre-approve permitted non-audit services to be performed by RCGT. This policy authorizes management to retain the services of RCGT for consultations (i) on the accounting treatment and application of new accounting standards; (ii) with respect to requests from regulatory authorities; and (iii) on the application of SOX and other legislation and regulation, subject however to such services being in consideration of fees not exceeding $20,000 per quarter. This policy also delegates to the Audit Committee chairman the authority to authorize, upon request from management, RCGT to perform services that are different in nature and scope from the ones described above, or in regards to which the fees will exceed the permitted amount. Management must report to the Audit Committee on a quarterly basis on the work performed by RCGT pursuant to said authorization, at which time the Committee ensures that the provision of such work is compatible with maintaining RCGT's independence.

Audit Fees

        Audit fees aggregating $305,599 were paid in 2003 for the audit of the consolidated annual statements of the Company, the consent and comfort letters in connection with the Company's prospectus filing and the accounting consultations arising during the audit. Audit fees for 2002 were $314,842.

Audit Related Fees

        Audit related fees were of $12,250 in 2003 for the audit of the Company's employees' retirement plans. Audit related fees for 2002 were $5,869.

Tax Fees And All Other Fees

        No fees were paid in 2003 and 2002 for said services.

Appointment of Auditors

        Raymond Chabot Grant Thornton, Chartered Accountants, general partnership, have been the auditors of the Company since 1973. At the Meeting, or any adjournment thereof, Raymond Chabot Grant Thornton, Chartered Accountants, will be proposed for reappointment as auditors of the Company for the fiscal year ending December 31, 2004. Unless authority to vote in respect thereof is withheld, the nominees named in the accompanying Form of Proxy will vote IN FAVOUR of such reappointment and IN FAVOUR of authorizing the Audit Committee of the Board of Directors to fix their remuneration.

Approval of the Board of Directors

        The contents of this Information Circular and of the accompanying Form of Proxy, and the sending thereof, have been approved by the Board of Directors of the Company.

Longueuil, Québec, April 1st, 2004

Lucie Desjardins
Corporate Secretary

SCHEDULE A - Statement of corporate governance practices

The Company's alignment with the Toronto Stock Exchange guidelines

In the table below, the Company's corporate governance practices are compared with the Toronto Stock Exchange ("TSX") guidelines for improved corporate governance, including the proposed amendments published in April of 2002 but not yet formally implemented as of March 12, 2004.

The Company's 2003 Annual Report contains an overview of the Company's corporate governance practices, as well as summary descriptions of the mandates of the three committees of the Board.

	TSX Guidelines For	Does The
		Company	Governance Practices of the Company
	Improved Corporate Governance	Align ?

1.	The Board should explicitly assume		The mandate of the Board of Directors is to supervise the
	responsibility for stewardship of the		management of the business and affairs of the Company. The
	Company and specifically for:		Board monitors the manner in which the Company conducts
its business as well as the senior management responsible for the day-to-day operations of the Company. The Board sets the
Company's policies, assesses their implementation by
management and reviews the results.

The Board acts in accordance with its mandate and the
mandates of its committees, as well as with applicable laws
and Company policies.

The prime stewardship responsibility of the Board is to ensure the viability of the Company and to ensure that it is managed in the interests of its shareholders as a whole while taking into account the interests of other stakeholders. The Board's main expectations of the Company's management are that it will
act with a view to the best interests of the Company and
ensure the long term growth of shareholder value.

The President and Chief Executive Officer ("CEO") must
determine and implement the appropriate systems for each of
the five areas of responsibility described below (except
monitoring the CEO) which the Board must review and, once
approved, monitor.

	(i) adoption of a strategic planning		The Board assumes specific responsibility for the adoption of
	process and approval of a		a strategic planning process. The Board reviews and, where
	strategic plan which takes into		appropriate, approves the Company's annual budget and
	account, among other things,		strategic plan which takes into account, among other things,
	the opportunities and risks of		the opportunities and risks of the business, all of which are
	the business;		developed at first by management and discussed between
management and the Board. The Board frequently discusses
the Company's strategies and their implementation at Board
meetings. The Company reviews its strategic plan
periodically, taking into account changes in the general
business conditions and, in particular, in the mining industry.
This strategic plan is produced along with long term financial forecasts.

TSX Guidelines For	Does The
	Company	Governance Practices of the Company
Improved Corporate Governance	Align ?
(ii) identification of the principal		The Board, through its Audit Committee, assumes specific
risks of the Company's business		responsibility for the identification of the principal risks of
and ensuring implementation of		the Company's business and the implementation of
appropriate systems to manage		appropriate systems to effectively manage these risks. Among
those risks;		other things, the Audit Committee reviews, evaluates and
monitors the Company's risk management program,
including the revenue protection program, to ensure that
management has identified the principal risks of the
Company's business and has implemented, and is maintaining
appropriate systems and procedures to manage those risks.
The Audit Committee reviews the general policies submitted
by the Company's management in connection with financial
reporting and internal control; it deals with all matters relating thereto, including, without restriction, reviewing and
evaluating, periodically and at least once a year, public
financial reports, the work of outside auditors, the structure of the accounting and internal control department and the
efficiency of the records and systems used. Based on its
review, the Audit Committee makes recommendations to the
Board.

Periodically, the members of the Board visit an operation site of the Company to assess, among other things, the risks
relating therewith.

The principal risks of the Company include, but are not
limited to, those related to the mining industry, the
environment, the fluctuations in the price of precious metals, power and fuel, the fluctuations of the Canadian dollar
relative to the U.S. currency and other risks more fully
described in the Company's Annual Information Form.

(iii) succession planning, including		The Board, with the assistance of its Corporate Governance
appointing, training and		and Human Resources Committee, assumes specific
monitoring senior management;		responsibility for succession planning of senior management, including the appointing, training, evaluation and monitoring of senior management. The Board appoints the CEO and sets
forth his position description. The Committee discusses with management and reports to the Board annually on succession
planning matters.

(iv) communication policy; and		The Board, by itself and also through its Audit Committee,
assumes specific responsibility for communications with
shareholders and the public at large. The Audit Committee
reviews and approves the contents of major financial
disclosure documents, including the annual report, the
unaudited quarterly and audited annual financial statements, the management's discussion and analysis of the financial
conditions and results of operation relating to said financial statements and management's assessment on internal
controls.

The Board reviews all major disclosure documents, including
the annual information form, circulars and the
above-described financial disclosure documents. The Board

	TSX Guidelines For	Does The
		Company	Governance Practices of the Company
	Improved Corporate Governance	Align ?
adopted and also reviews from time to time the Company's
disclosure policy that provides for the accurate and timely
communication of all important information, addresses how
the Company interacts with shareholders, analysts,
stakeholders and the public in general, and contains measures to avoid selective disclosure. In this regard:

• procedures are in place to provide timely information to
investors and to respond to investor inquiries and concerns;
• the Company's disclosure committee oversees the
Company's corporate disclosure practices and ensures
adherence to the disclosure policy;
• the Company maintains an investor relations group with the responsibility of managing communications with the
investing public in accordance with Company's disclosure
policy and procedure and legal disclosure requirements;
• it is Company policy that every shareholder inquiry should receive a prompt response from the Manager, Investor
Relations;
• the President and CEO, the Vice President, Finance and
CFO and other senior executives as well as the Manager,
Investor Relations, meet periodically with financial
analysts and institutional investors and attend various
events allowing them to meet with current and potential
investors, and other stakeholders;
• the Manager, Investor Relations, makes himself available
to shareholders by telephone, fax and e-mail; and
• the Company maintains an investor relations website at
www.cambior.com.

	(v) integrity of internal control and		The Board, through its Audit Committee, assumes specific
	management information		responsibility for the integrity of the Company's internal
	systems.		control and management information systems. The Audit
Committee considers and evaluates all aspects of the
Company's financial reporting process and internal controls, monitors the implementation and administration of corporate
policies and guidelines adopted by regulatory authorities and the Board with respect to financial reporting and internal
controls, and makes recommendations to the Board in
connection with these two areas.

2.	A majority of directors should be		All nominees standing for election on May 12, 2004, with the
	"unrelated" (independent of		exception of the President and CEO, Mr. Louis P. Gignac, are
	management and free from any		"unrelated" within the meaning of the TSX guidelines.
business or other relationship which
could, or could reasonably be
perceived to, materially interfere
with the director's ability to act with
a view to the best interests of the
Company).

	TSX Guidelines For	Does The
		Company	Governance Practices of the Company
	Improved Corporate Governance	Align ?

3.	The Board has responsibility for		The Board, itself or through its Corporate Governance and
	applying the definition of "unrelated		Human Resources Committee, reviews among other things,
	director" to each individual director		directors' relationship with the Company and its subsidiaries
	and for disclosing annually the		to determine the independence of the members of the Board.
	analysis of the application of the		Louis P. Gignac, President and CEO is an employee of the
	principles supporting this definition		Company and, as such, is considered to be a related director.
	and whether the Board has a		All other members of the Board are unrelated directors.
majority of unrelated directors.
None of the other directors are party to any material
agreements with the Company which could, or could
reasonably be perceived to, materially interfere with his
ability to act with a view to the best interests of the Company.
More information about meeting attendance and related party
transactions are provided in this Information Circular.

4.	The Board should appoint a		The Corporate Governance and Human Resources
	committee of directors composed		Committee, composed exclusively of outside and unrelated
	exclusively of outside directors, a		directors, evaluates and recommends nominees for the Board,
	majority of whom are unrelated		in consultation with the Chairman of the Board and the
	directors, with responsibility for		President and CEO. The Committee determines what
	proposing new nominees to the		competencies, skills and personal qualities it should seek in
	Board and for assessing directors on		new board members to ensure that the Board, as a whole, has
	an ongoing basis.		a diversity of skills and experience that support it in carrying out its responsibilities. The Committee maintains a list of
potential nominees and may retain outside consultants to
conduct searches for appropriate nominees. The Committee
review and evaluates, periodically and at least once a year, the contribution of each director.

5.	The Board should implement a		The Corporate Governance and Human Resources Committee
	process, to be carried out by an		monitors and makes recommendations regarding the
	appropriate committee, for assessing		effectiveness of the corporate governance of the Company. It
	the effectiveness of the Board, its		deals with all matters relating thereto, including, without
	committees and the contribution of		restriction, reviewing and evaluating, periodically and at least
	individual directors.		once a year, the independence and performance of the Board
and its committees, as well as the contribution of each
director, and director succession planning.

As part of this process, the directors conduct each year an
evaluation of the performance and effectiveness of the Board and its committees, along with self-assessments. Director peer reviews are performed in the context of discussions between
individual directors and the Chairman of the Board.

Every year, the Corporate Governance and Human Resources
Committee reviews the credentials and performance of
nominees proposed for re-election to the Board. In doing so, it considers their continued qualification under applicable
laws and the continued validity of their credentials.

On the basis of its review, the Committee makes
recommendations to the Board.

	TSX Guidelines For	Does The
		Company	Governance Practices of the Company
	Improved Corporate Governance	Align ?

6.	The Company should provide an		New directors meet with the Board and senior management to
	orientation and education program		discuss the business activities of the Company and are given
	for new directors.		the opportunity to familiarize themselves with the Company
by visiting various mining sites. The Board ensures that
prospective candidates fully understand the role of the Board and its committees and the contribution that individual
directors are expected to make, including, in particular, the commitment of time that the Company expects of its
directors.

Presentations on different aspects of the Company's
operations are made regularly to the Board.

Management is preparing a Director's Guide for new and
existing board members which will contain information about
the Company, the charters of the Board and its Committees,
and other relevant information.

7.	The Board should examine its size		The Board periodically examines issues relating to its
	and undertake, where appropriate, a		composition to determine, among other things, its appropriate
	program to determine a size which		size to conduct its business effectively while providing a
	facilitates effective		range of diverse skills and experience. In December 2003, the
	decision-making.		Corporate Governance and Human Resources Committee
reassessed the composition and size of the Board, and
determined that its current size is sufficient to efficiently discharge its duties and responsibilities at this juncture.

In this Information Circular, eight nominees are proposed for election as directors at the Meeting.

8.	The Board should review the		The Corporate Governance and Human Resources Committee
	adequacy and form of compensation		reviews annually the amount and the form of compensation of
	of directors in light of the risks and		directors. In making recommendations to the Board for
	responsibilities involved in being a		appropriate adjustments, the Committee considers the time
	director.		commitment, risks and responsibilities of directors, as well as available information on compensation paid to directors of
comparable companies. The Committee reviews such
information and makes its recommendations to the Board. In
February 2004, the Board approved a recommendation of the
Committee requiring that the directors hold, within the next two years, such number of shares of the Company having a
market value equal to a minimum of three times their annual
retainer. Information about the compensation paid to directors is provided in this Information Circular.

	TSX Guidelines For	Does The
		Company	Governance Practices of the Company
	Improved Corporate Governance	Align ?

9.	Subject to Guideline 13 (herein		The Board has created three committees to which it has
	below), committees of the Board		delegated responsibilities. All committee members are
	should generally be composed of		appointed by the Board, and are outside and unrelated
	outside directors, a majority of		directors.
whom are unrelated.
Additional information on committee members and the
responsibilities of each committee is provided in the
Information Circular.

10.	The Board should assume		The Corporate Governance and Human Resources Committee
	responsibility for, or assign to a		considers and evaluates all aspects of the Company's
	committee of directors responsibility		corporate governance practices, advises and assists the Board
	for, developing the approach to		in applying governance principles and practices, and tracks
	corporate governance issues.		developments in corporate governance, adapting the practices of the Company as needed. This Committee is also
responsible for monitoring human resources matters. It
reviews the general policies submitted by management in
connection with corporate governance and human resources
and monitors the implementation and administration of
policies and guidelines with respect to these two areas. It also reviews and evaluates compensation, fringe benefits and
retirement plans.

	The Board or, as applicable, such		The Board has reviewed this Information Circular including
	committee would, among other		this tabular response to the TSX guidelines.
things, be responsible for the
response to the TSX guidelines.

11.	The Board, together with the CEO,		Position descriptions have been developed for the Board, its
	should develop position descriptions		committees and the President and CEO.
for the Board and for the CEO,
	including the definition of the limits		The mandate of the Board is to supervise the management of
	to management's responsibilities.		the business and affairs of the Company. The scope of the
Board's supervisory role expressly includes such matters as
the strategic planning process, the identification and
management of the principal risks, succession planning,
communications policy, internal controls and corporate
governance. To support it in its supervisory role, the Board expects management, among other things, to:

• undertake an ongoing review of the Company's strategies
and their implementation;
• present a comprehensive annual strategic plan and
operating budget, and regularly report on the Company's
performance and results relative to that plan and budget;
• report regularly on the Company's activities, results
obtained, progress achieved, business opportunities which
may arise and difficulties encountered, with a focus on
matters of material consequence for the Company and its
shareholders;
• implement systems to identify and manage the principal
risks of the Company's activities; and

	TSX Guidelines For	Does The
		Company	Governance Practices of the Company
	Improved Corporate Governance	Align ?
• implement and maintain appropriate systems of internal
control.

	The Board should approve or		The Board approves, in connection with the approval of the
	develop the corporate objectives		Company's annual budget and otherwise from time to time,
	which the CEO is responsible for		the corporate objectives which the CEO is responsible for
	meeting and assess the CEO against		meeting, and assesses the CEO's performance in regards to
	these objectives.		these objectives.

12.	The Board should implement		The Board can and does act independently of management.
	structures and procedures to ensure		The positions of Chairman of the Board and of CEO are
	that it can function independently of		separate and held by two different persons.
management. An appropriate
	structure would be to (i) appoint a		The Chairman of the Board, Mr. Guy G. Dufresne, is not a
	chair of the Board who is not a		member of management. He acts as liaison between
	member of management with		management and the Board.
responsibility to ensure that the
Board discharges its responsibilities,
or (ii) assign this responsibility to an
outside director, sometimes referred
to as the "lead director".

	The chair or lead director should		At the end of every Board meeting, the Chairman of the Board
	ensure that the Board carries out its		chairs a meeting of outside directors.
responsibilities effectively which
	will involve the Board meeting on a		During any meeting of the Board and its committees, any
	regular basis without management		outside director may request that members of management
	present and may involve assigning		not be present for all or part of the meeting.
responsibility for administering the
Board's relationship to management
to a committee of the Board.

13.	The Audit Committee should be		The Audit Committee is composed entirely of unrelated and
	composed entirely of unrelated		independent directors.
directors.

	All of the members of the Audit		All members of the Audit Committee are financially literate
	Committee should be financially		and at least one member has accounting or related financial
	literate and at least one member		expertise. The Board has determined that Mr. Robert
	should have accounting or related		Normand, the Chairman of the Audit Committee, is an Audit
	financial expertise.		Committee Financial Expert in conformity with the rules of
the Sarbanes-Oxley Act of 2002 adopted by the U.S.
Congress.

	The Board shall determine the		In considering criteria for determination of financial literacy,
	definition of and criteria for		the Board looks at the ability to read and understand financial
	"financial literacy" and "accounting		statements.
or related financial expertise".
In considering criteria for determinations of accounting or
related financial expertise, the Board looks at familiarity with emerging accounting issues, past employment experience in
finance or accounting, requisite professional certification in

TSX Guidelines For	Does The
	Company	Governance Practices of the Company
Improved Corporate Governance	Align ?
accounting, or any other comparable experience or
background which results in the individuals' financial
sophistication, including being or having been a Chief
Executive Officer, a Chief Financial Officer or having held
another senior officer position of an entity with financial
oversight responsibilities.

The Board should adopt a charter for		The charter of the Audit Committee was specifically
the Audit Committee which sets out		approved by the Board resolution, and is reviewed annually
roles and responsibilities of the		by the Committee. All modifications to the charter are
Audit Committee which should be		submitted to the Board for approval. The Audit Committee
specifically defined so as to provide		assists the Board in its oversight of the integrity of the
appropriate guidance to Audit		Company's financial statements, the external auditors'
Committee members as to their		qualifications and independence, the performance of the
duties.		Company's internal accounting function and that of the
external auditors, the adequacy and effectiveness of internal controls, the effectiveness of risks control and compliance
with legal and regulatory matters. The following paragraphs
of this Item 13 are components of the Audit Committee
charter.

Subject to the powers of the shareholders under the
Companies Act (Québec) to appoint and revoke the
appointment of the external auditors, the Audit Committee
has the authority and responsibility to recommend the
appointment and revocation of appointment of the external
auditors and to approve their remuneration.

The Audit Committee, with the Board, is directly responsible for the oversight of the work of the external auditors,
including the resolution of disagreements between
management and the external auditors as regards financial
reporting.

The Audit Committee has the sole authority to approve all
audit engagement fees and terms as well as the provision of all services other than audit services legally permissible to be provided by the external auditors.

The Audit Committee is responsible for reviewing the
independence of the external auditors, including reviewing
relationships between the external auditors and the Company
which may impact on their independence.

The Audit Committee is also responsible for reviewing with
the external auditors any audit problems or difficulties and management's response.

In compliance with its charter, the Audit Committee has
established under the Company's Internal Whistle Blowing
Policy, a process for the receipt and treatment of all
complaints concerning accounting, internal accounting
controls, auditing or related matters submitted by any
employee, including procedures for the confidential

	TSX Guidelines For	Does The
		Company	Governance Practices of the Company
	Improved Corporate Governance	Align ?
anonymous submissions by employees of concerns regarding
said matters.

Among other things, the Audit Committee reviews:
• quarterly unaudited and annual audited financial
statements, the annual report, management's discussion
and analysis and management's assessment on internal
controls;
• any significant issues reported by the external auditors
function and management's responses to any such reports;
• any related party transaction, for approval;and
• all documents raising material issues regarding the
Company's financial statements or accounting policies.

The Audit Committee also reviews and discusses with the
CEO and CFO, the procedure for the certification of the
Company's audited annual financial statements.

	The Audit Committee should have		The Audit Committee charter provides that the Committee
	direct communication channels with		meets with the external auditors, and management, together
	the internal and the external auditors		and separately, to discuss and review specific issues as
	to discuss and review specific issues		appropriate. The Audit Committee discusses with the external
	as appropriate.		auditors outside the presence of management at each quarterly meeting.

	The Audit Committee duties should		The Audit Committee meets with the President and CEO, the
	include oversight responsibility for		Vice President, Finance and CFO, the Corporate Controller
	management reporting on internal		and the Vice President, Legal Affairs to assess the adequacy
	control. While it is management's		and effectiveness of these systems of internal control.
responsibility to design and
implement an effective system of
internal control, it is the
responsibility of the Audit
Committee to ensure that
management has done so.

14.	The Board should implement a		Directors may, at the expense of the Company, retain the
	system to enable an individual		services of such independent advisors as they may deem
	director to engage an outside		necessary or useful in carrying out their mandate.
advisor, at the Company's expense
in appropriate circumstances. The
engagement of the outside advisor
should be subject to the approval of
an appropriate committee of the
Board.